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                                                                     EXHIBIT 5.1

                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street, 22nd Floor
                             Philadelphia, PA 19103

                                February 2, 2004

The Bon-Ton Stores, Inc.
2801 East Market Street
York, PA  17402

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         As counsel for The Bon-Ton Stores, Inc., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offer and sale, from time to time, of up to 476,890 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), all of which will be offered by a selling shareholder.

         In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion. In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

         Based upon the foregoing, it is our opinion that the Shares have been legally issued and are fully paid and non-assessable.

         We hereby consent to the reference to our firm in the Registration Statement under the caption "Legal Matters" in the prospectus constituting a part thereof and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Wolf, Block, Schorr & Solis-Cohen LLP